                                                                    EXHIBIT 8(b)

                                October 21, 1999


Power Trends, Inc.
27715 Diehl Road
Warrenville, Illinois 60555

Ladies and Gentlemen:

         We have acted as counsel to Power Trends, Inc., an Illinois corporation ("Power Trends"), in connection with (i) the Merger, as defined in the Merger Agreement, dated as of September 29, 1999 (the "Merger Agreement"), entered into by Texas Instruments Incorporated, a Delaware corporation ("Texas Instruments"), Power Acquisition Corp., an Illinois corporation and a direct wholly-owned subsidiary of Texas Instruments ("Subsidiary"), and Power Trends, and (ii) the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on October 15, 1999. The Registration Statement includes the proxy statement/prospectus of Power Trends (the "Proxy Statement/Prospectus"). All capitalized terms used in this opinion letter without being defined have the same meanings that they have in the Merger Agreement.

         In rendering our opinion in the following paragraph ("our opinion"), we have examined the Merger Agreement, the Registration Statement, the Proxy Statement/Prospectus, and such other documents and corporate records as we have considered relevant and necessary as a basis for our opinion. We have assumed the validity and accuracy of the documents and corporate records that we have examined and of the facts and representations concerning the Merger that have come to our attention during our engagement. We have also assumed that the Merger will be consummated in the manner contemplated by, and in accordance with the terms of or as described by, the Merger Agreement, the Registration Statement and the Proxy Statement/Prospectus.

         On the basis of our examination, and subject to the assumptions described in the preceding paragraph and to the qualifications and limitations described in the next three paragraphs, and assuming full compliance with all of the terms of the Merger Agreement, the Registration Statement, and the Proxy Statement/Prospectus, it is our opinion that the discussion included in the Proxy Statement/Prospectus under the heading "THE MERGER--U.S. Federal Income Tax Consequences of the Merger," insofar as this discussion contains statements of law or legal conclusions and except to the extent that it is qualified by its own terms, is accurate in all material respects.

         We do not express an opinion on any matter other than the matters specifically covered in the preceding paragraph.

         Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "IRC"), Treasury Regulations promulgated under the IRC, published revenue rulings, revenue procedures and other pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any such change, or any change in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of our opinion. We assume no responsibility to inform you of any such change or of any inaccuracy that may occur or come to our attention.

         Our opinion is rendered to you solely for your benefit in connection with the Merger, the Registration Statement and the Proxy Statement/Prospectus. Our opinion may not be used or relied upon by any other person or entity, nor may this opinion letter or any copies be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the headings, "SUMMARY--The Merger Agreement--Conditions to Completion of the Merger," "THE MERGER--U.S. Federal Income Tax Consequences of the Merger," "THE MERGER AGREEMENT--Conditions to the Completion of the Merger," and "LEGAL MATTERS" in the Proxy Statement/Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                             Very truly yours,


                                             JOHNSON AND COLMAR